UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2025

Commission File Number: 001-41430

Pagaya Technologies Ltd.
(Exact name of registrant as specified in its charter)

Israel	98-1704718
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

335 Madison Ave, 16th Floor
New York, New York	10017
(Address of principal executive offices)	(Zip Code)
(646) 710-7714
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, no par value	PGY	The NASDAQ Stock Market LLC
Warrants to purchase Class A Ordinary Shares	PGYWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual General Meeting of Shareholders on June 9, 2025. Below are the final voting results. For more information on the following proposals, see the Company’s proxy statement dated April 30, 2025, the relevant portions of which are incorporated herein by reference.

(1)ELECTION OF DIRECTORS

Director	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Gal Krubiner	145,864,246	495,558	844,972	11,913,329
Avital Pardo	145,773,920	582,718	848,138	11,913,329
Yahav Yulzari	145,709,367	636,297	859,112	11,913,329
Alison Davis	146,303,300	56,956	844,520	11,913,329
Asheet Mehta	146,304,827	55,347	844,602	11,913,329

(2)RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR	158,177,412
AGAINST	52,004
ABSTAIN	888,689

(3)APPROVAL OF THE FRAMEWORK FOR THE 2025 BONUSES FOR OUR EXECUTIVE OFFICERS WHO ARE ALSO DIRECTORS

(a)Chief Executive Officer

FOR	95,833,819
AGAINST	4,063,285
ABSTAIN	892,856
BROKER NON-VOTES	11,214,262

(b)Additional Management Directors

FOR	61,120,528
AGAINST	4,063,285
ABSTAIN	892,856
BROKER NON-VOTES	11,913,329

(4)APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

FOR	141,170,004
AGAINST	5,142,265
ABSTAIN	892,507
BROKER NON-VOTES	11,913,329

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAGAYA TECHNOLOGIES LTD.

Date: June 11, 2025	By:	/s/ Gal Krubiner
	Name:	Gal Krubiner
	Title:	Chief Executive Officer